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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 22, 2000

                           SECOND BANCORP INCORPORATED
                           ---------------------------
             (Exact name of registrant as specified in its charter)

Ohio                                    0-15624                  34-1547453
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(State of incorporation)            (Commission                (IRS Employer
                                    File Number)             Identification No.)

108 Main Avenue S.W., Warren, Ohio                                  44482-1311
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(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code: 330-841-0123


ITEM 5. OTHER EVENTS

On August 14, 2000, the Company issued the following press release:


                    SECOND BANCORP RESTRUCTURES BALANCE SHEET
                          TO SPUR EARNINGS PERFORMANCE

WARREN, OHIO, AUGUST 14, 2000--SECOND BANCORP INCORPORATED (NASDAQ "SECD") announced the initiation of a consolidated balance sheet restructuring. The multi-faceted restructuring, which will be completed during the third quarter, is intended to (i) improve the Company's net interest margin and liquidity position through the sale of below-market, fixed rate loans and investments,
(ii) improve the Company's product mix and reduce interest rate sensitivity in segments of its loan portfolio, and (iii) supplement the Company's loan loss reserve to align it with more stringent internal guidelines as it relates to specific loans and to keep pace with robust consumer loan growth. The after-tax cost of the restructuring which will be taken into earnings during the current quarter is expected to be in the $7 to $9 million range.

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Commenting on the announcement, President and Chief Executive Officer Rick L.
Blossom stated, "The strategic restructuring we are announcing today is the result of an in-depth, top-to-bottom analysis of the entire organization conducted during the eight months since my arrival. Its purpose is to decisively and comprehensively deal with a number of conditions that have persistently restrained the Company's financial performance. One of the keys to this important restructuring is the opportunity it presents to shift significant financial resources into higher yielding short term and variable rate assets. This shift is intended to produce a consistent, ongoing boost to bottom line profitability. The Company and its capital footings, loan generating capacity, credit quality and fee-based business are strong and Second Bancorp's history of increased dividends each year since its incorporation is intact."

This announcement contains forward-looking statements that involve risk and uncertainties, including changes in general economic and financial market conditions and the Company's ability to execute its business plans. Although management believes the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially.

Second Bancorp is a $1.63 billion financial holding company providing a full range of commercial and consumer banking, trust, insurance and investment products and services to communities in a nine county area of Northeastern and East-Central Ohio through subsidiary Second National Bank's network of 35 retail banking centers.

Additional information about Second Bancorp can be found on the World Wide Web at www.prnewswire.com. Information about products and services offered by Second National Bank can also be accessed at www.secondnationalbank.com.

CONTACT: Christopher Stanitz, Executive Vice President and Secretary,
330.841.0234 or fax, 330.841.0489.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                 Second Bancorp Incorporated


Date: August 22, 2000                            /s/ David L. Kellerman
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                                                 David L. Kellerman, Treasurer



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